EMERGENT BIOSOLUTIONS REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS
•Third Quarter 2026 Total Revenues of $110.0 million
•Third Quarter 2026 Net Loss of $32.7 million and Net Loss Margin was (30)%
•Third Quarter 2026 Adjusted Net Loss of $18.7 million
•Third Quarter 2026 Gross Margin % of 14% and Adjusted Gross Margin % of 28%
•Third Quarter 2026 Adjusted EBITDA was a loss of $4.6 million and Adjusted EBITDA Margin was (4)%

GAITHERSBURG, Md., November 2, 2026—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the third quarter ended September 30, 2026.
“Emergent's third-quarter results, which include revenue of $110.0 million inline with our guidance, were primarily driven by our diverse biodefense/medical countermeasures and naloxone portfolio, underscoring the importance of disciplined execution as we advance our multi-year transformation,” said Joe Papa, president and chief executive officer of Emergent BioSolutions. “We remain focused on our turnaround priorities and strengthening our financial position, which includes improving operating performance, reducing debt, creating long-term shareholder value, continuously demonstrating high standards of quality and compliance in all we do and delivering on our mission to protect and save lives.”
FINANCIAL HIGHLIGHTS (1)
Q3 2026 vs. Q3 2025

($ in millions, except per share amounts)	Q3 2026	Q3 2025	% Change
Total Revenues	$110.0	$231.1	(52)%
Net Income (Loss)	$(32.7)	$51.2	(164)%
Net Income (Loss) per Diluted Share	$(0.64)	$0.91	(170)%
Adjusted Net Income (Loss) (2)	$(18.7)	$65.2	(129)%
Adjusted Net Income (Loss) per Diluted Share (2)	$(0.36)	$1.15	(131)%
Adjusted EBITDA (2)	$(4.6)	$92.6	(105)%
Net Income (Loss) Margin	(30)%	22%
Adjusted EBITDA Margin (2)	(4)%	40%
Gross Margin %	14%	54%
Adjusted Gross Margin % (2)	28%	62%
Year to Date ("YTD") 2026 vs YTD 2025

($ in millions, except per share amounts)	YTD 2026	YTD 2025	% Change
Total Revenues	$500.4	$594.2	(16)%
Net Income (Loss)	$(206.1)	$107.2	(292)%
Net Income (Loss) per Diluted Share	$(3.99)	$1.89	(311)%
Adjusted Net Income (2)	$24.1	$120.5	(80)%
Adjusted Net Income per Diluted Share (2)	$0.47	$2.13	(78)%
Adjusted EBITDA (2)	$127.5	$204.8	(38)%
Net Income (Loss) Margin	(41)%	18%
Adjusted EBITDA Margin (2)	25%	34%
Gross Margin %	39%	48%
Adjusted Gross Margin % (2)	49%	57%

RECENT BUSINESS UPDATES
•Announced Rich Lindahl, Executive Vice President, Chief Financial Officer will retire from Emergent, effective December 31, 2026, and will stay on as a part-time advisor through March 31, 2027; Frank Vargo, Vice President, Treasurer, will serve as interim Chief Financial Officer beginning January 1, 2027
•Completed repurchase of $75 million aggregate principal amount of Senior Unsecured Notes
•Implemented restructuring efforts aimed to improve overall cost structure, drive efficiencies and align resourcing to the current needs of the organization, including creation of new Growth organization
•Awarded contract modification valued at approximately $24 million for CYFENDUS® (Anthrax Vaccine Adsorbed, Adjuvanted)
•Awarded 'Standing Offer' for NARCAN® Nasal Spray from the Government of Canada
•Announced commitment to cross-sector collaboration against biological threats in an evolving global security environment
•Announced ongoing commitment to opioid overdose education and preparedness on International Overdose Awareness Day

THIRD QUARTER 2026 FINANCIAL PERFORMANCE (1)
Revenues
The Company uses the following categories in discussing revenues:
•Naloxone — comprises contributions from NARCAN® Nasal Spray and KLOXXADO® Nasal Spray
•Anthrax MCM — comprises contributions from CYFENDUS®, BioThrax®, ANTHRASIL®, and Raxibacumab
•Smallpox MCM — comprises contributions from ACAM2000®, CNJ-016® (VIGIV) and TEMBEXA®
•Other Products — comprises contributions from BAT®
•All Other Revenues — comprises revenues from the Services operating segment and contracts and grants revenues

($ in millions)	Q3 2026	Q3 2025	$ Change	% Change
Product sales, net: (3)
Naloxone	$43.5	$74.9	$(31.4)	(42)%
Anthrax MCM	25.1	1.4	23.7	NM
Smallpox MCM	26.7	83.6	(56.9)	(68)%
Other Products	7.6	57.5	(49.9)	(87)%
Total Product sales, net	$102.9	$217.4	$(114.5)	(53)%

All other revenues	7.1	13.7	(6.6)	(48)%

Total revenues	$110.0	$231.1	$(121.1)	(52)%
NM - Not Meaningful
Product Sales, net (3)
Naloxone
For Q3 2026, revenues from Naloxone products decreased $31.4 million, or 42%, as compared with Q3 2025. The decrease was primarily attributable to lower sales of OTC NARCAN®, mostly driven by an unfavorable price-volume mix in U.S. public interest channels, partially mitigated by increases in Canadian sales of branded NARCAN®.

Anthrax MCM
For Q3 2026, revenues from Anthrax MCM products increased $23.7 million as compared with Q3 2025. The increase was primarily attributable to higher USG sales of CYFENDUS® due to timing. Anthrax vaccine product sales are primarily made under annual purchase options exercised by the USG. Fluctuations in revenues result from the timing of the exercise of annual purchase options, the timing of USG purchases, the availability of governmental funding and the Company’s delivery of orders that follow.
Smallpox MCM
For Q3 2026, revenues from Smallpox MCM products decreased $56.9 million, or 68%, as compared with Q3 2025. The decrease was primarily attributable to lower USG sales of ACAM2000® due to timing, lower USG sales due to timing as well as less international sales of CNJ-016® (VIGIV), partially offset by higher TEMBEXA® USG sales due to timing. Fluctuations in revenues from Smallpox MCM result from the timing of the exercise of annual purchase options in the existing procurement contracts, the timing of USG purchases, the availability of governmental funding and the Company’s delivery of orders that follow.
Other Products
For Q3 2026, revenues from Other Product sales decreased $49.9 million, or 87%, as compared with Q3 2025. The decrease was primarily due to lower USG BAT® sales due to timing, partially offset by an increase in international BAT sales.
All Other Revenues
Services
For Q3 2026, revenues from Services decreased $1.1 million, or 24%, as compared with Q3 2025. The decrease was primarily attributable to less production activity at the Company’s Winnipeg facility.
Contracts and Grants
For Q3 2026, revenues from contracts and grants decreased $5.5 million, or 60%, as compared with Q3 2025. The decrease was primarily due to lower Ebanga® related development work, reflecting the timing and nature of the work performed.
Operating Expenses

($ in millions)	Q3 2026	Q3 2025	$ Change	% Change
Cost of product and services sales, net	$80.8	$85.9	$(5.1)	(6)%
Research and development (“R&D”)	9.4	13.5	(4.1)	(30)%
Selling, general and administrative (“SG&A”)	46.5	38.9	7.6	20%
Amortization of intangible assets	10.6	16.3	(5.7)	(35)%
Total operating expenses	$147.3	$154.6	$(7.3)	(5)%
Cost of Product and Services Sales, Net
For Q3 2026, cost of product and services sales, net decreased $5.1 million, or 6%, as compared with Q3 2025. The decrease was driven by a decrease in cost of Commercial Product sales of $13.1 million, which was partially offset by higher cost of Services of $6.0 million and cost of MCM Product sales of $2.0 million.
Research and Development Expenses
For Q3 2026, R&D expenses decreased $4.1 million, or 30%, as compared with Q3 2025. The decrease was primarily due to reduced development work related to Ebanga® as well as other unfunded R&D project spend.
Selling, General and Administrative Expenses
For Q3 2026, SG&A expenses increased $7.6 million, or 20%, as compared with Q3 2025. The increase was primarily due to the one-time litigation insurance reimbursement recognized in the prior year period related to settlements of our securities and shareholders litigation matters in addition to severance costs associated with the August 2026 restructuring plan in the current year. The increase was partially offset by lower marketing and administrative support expenses.

ADDITIONAL FINANCIAL INFORMATION(1)
Capital Expenditures

($ in millions)	Q3 2026	Q3 2025	% Change
Capital expenditures	$3.3	$3.4	(3)%
Capital expenditures as a % of total revenues	3%	1%
For Q3 2026, capital expenditures decreased slightly due to reduced development activities across the Company’s facilities.

REPORTABLE SEGMENT INFORMATION
The Company manages the business with a focus on three operating segments: (1) a Commercial Products segment consisting of NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; (2) a MCM Products segment consisting of Anthrax - MCM, Smallpox - MCM and Other products and (3) a services segment consisting of our Bioservices offerings (“Services”). Commercial Products and MCM Products are our two reportable segments. The Services operating segment no longer meets the quantitative thresholds of a reportable segment and did not meet the aggregation criteria set forth in Accounting Standards Codification 280, Segment Reporting, and as such is categorized within “All other revenues” along with “Contracts and Grants”. The Company evaluates the performance of these reportable segments based on revenues and segment adjusted gross margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales but does not include inter-segment services. The Company does not allocate contracts and grants revenue, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.
THIRD QUARTER 2026 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Quarter Ended September 30,
	2026	2025	$ Change	% Change
Revenues	$43.5	$74.9	$(31.4)	(42)%
Cost of sales	29.5	42.6	(13.1)	(31)%
Intangible asset amortization	2.8	9.4	(6.6)	(70)%
Gross margin*	$11.2	$22.9	$(11.7)	(51)%
Gross margin %*	26%	31%
Add back:
Intangible asset amortization	$2.8	$9.4
Segment adjusted gross margin **	$14.0	$32.3	$(18.3)	(57)%
Segment adjusted gross margin % **	32%	43%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our Commercial Products segment is calculated as gross margin plus intangible asset amortization. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Cost of Commercial Products sales decreased $13.1 million, or 31%, to $29.5 million for the quarter ended September 30, 2026. The decrease was primarily due to declines in U.S. sales volumes of OTC NARCAN® compared with the prior year period, partially offset by an increase in Canadian sales volumes of branded NARCAN®.
Commercial Products gross margin decreased $11.7 million, or 51%, to $11.2 million for the quarter ended September 30, 2026. Commercial Products gross margin percentage decreased 5 percentage points to 26% for the quarter ended September 30, 2026. The decrease was largely due to an unfavorable price and volume mix of OTC NARCAN® across most U.S. sales channels, partially offset by reduced amortization expense as a result of the impairment charge taken on the NARCAN® asset group during the second quarter of 2026. Commercial Products segment adjusted gross margin in the current quarter period excludes the impact of intangible asset amortization of $2.8 million.

($ in millions)	MCM Products
	Quarter Ended September 30,
	2026	2025	$ Change	% Change
Revenues	$59.4	$142.5	$(83.1)	(58)%
Cost of sales	40.1	38.1	2.0	5%
Intangible asset amortization	7.8	6.9	0.9	13%
Gross margin*	$11.5	$97.5	$(86.0)	(88)%
Gross margin %*	19%	68%
Add back:
Intangible asset amortization	$7.8	$6.9
Inventory step-up provision	2.1	—
Severance and restructuring costs	1.3	0.2
Stock-based compensation expense	0.7	0.2
Segment adjusted gross margin**	$23.4	$104.8	$(81.4)	(78)%
Segment adjusted gross margin %**	39%	74%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our MCM Products segment is calculated as gross margin plus intangible asset amortization, inventory step-up provision, severance and restructuring costs and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Cost of MCM product sales increased $2.0 million, or 5%, to $40.1 million for the quarter ended September 30, 2026. The increase was primarily attributable to higher product sales volumes for CYFENDUS® and TEMBEXA® as well as higher plant shutdown costs. These increases were partially offset by a decrease in cost of sales for BAT®, ACAM2000® and CNJ-016® (VIGIV) driven by lower sales volumes.
MCM Products gross margin decreased $86.0 million, or 88%, to $11.5 million for the quarter ended September 30, 2026. MCM Product gross margin percentage decreased 49 percentage points to 19% for the quarter ended September 30, 2026. The decrease in gross margin percentage was primarily driven by an unfavorable sales mix and decreased sales volumes, which decreased the absorption of fixed manufacturing costs. MCM Product segment adjusted gross margin in the current quarter period excludes the impacts of intangible asset amortization of $7.8 million, inventory step-up provision of $2.1 million, severance and restructuring costs of $1.3 million and the portion of stock-based compensation expense recorded as cost of sales of $0.7 million.

YTD 2026 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Nine Months Ended September 30,
	2026	2025	$ Change	% Change
Revenues	$138.8	$187.7	$(48.9)	(26)%
Cost of sales	92.6	103.5	(10.9)	(11)%
Intangible asset amortization	21.7	28.3	(6.6)	(23)%
Gross margin*	$24.5	$55.9	$(31.4)	(56)%
Gross margin %*	18%	30%
Add back:
Intangible asset amortization	$21.7	$28.3
Severance and restructuring costs	—	0.2
Stock-based compensation expense	0.1	—
Segment adjusted gross margin**	$46.3	$84.4	$(38.1)	(45)%
Segment adjusted gross margin %**	33%	45%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our Commercial Products segment is calculated as gross margin plus intangible asset amortization, severance and restructuring costs and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Cost of Commercial Product sales decreased $10.9 million, or 11%, to $92.6 million for the nine months ended September 30, 2026. The decrease was primarily due to lower sales volumes of OTC NARCAN® in the U.S., partially offset by higher Canadian sales volumes of branded NARCAN® and KLOXXADO® product costs.
Commercial Products gross margin decreased $31.4 million, or 56%, to $24.5 million for the nine months ended September 30, 2026. Commercial Products gross margin percentage decreased 12 percentage points to 18% for the nine months ended September 30, 2026. The decrease was largely due to an unfavorable price and volume mix of OTC NARCAN® across most U.S. sales channels, partially offset by reduced amortization expense as a result of the impairment charge taken on the NARCAN® asset group during the second quarter of 2026, and product cost improvements in the Canadian market. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $21.7 million and the portion of stock-based compensation expense recorded as cost of sales of $0.1 million.

($ in millions)	MCM Products
	Nine Months Ended September 30,
	2026	2025	$ Change	% Change
Revenues	$329.2	$357.5	$(28.3)	(8)%
Cost of sales	129.7	114.1	15.6	14%
Intangible asset amortization	22.6	20.5	2.1	10%
Gross margin*	$176.9	$222.9	$(46.0)	(21)%
Gross margin %*	54%	62%
Add back:
Intangible asset amortization	$22.6	$20.5
Severance and restructuring costs (benefits)	1.3	(1.0)
Inventory step-up provision	2.4	1.8
Stock-based compensation expense	1.9	0.8
Segment adjusted gross margin**	$205.1	$245.0	$(39.9)	(16)%
Segment adjusted gross margin %**	62%	69%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our MCM Products segment is calculated as gross margin plus intangible asset amortization, severance and restructuring costs (benefits), inventory step-up provision and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Cost of MCM product sales increased $15.6 million, or 14%, to $129.7 million for the nine months ended September 30, 2026. The increase was primarily due to higher cost of sales of CYFENDUS®, CNJ-016® (VIGIV), BioThrax®, and TEMBEXA® reflecting increased sales volumes, as well as increased discrete product costs related to CYFENDUS®. These increases were partially offset by lower cost of sales for ANTHRASIL®, and ACAM2000® due to lower unit sales volume.
MCM Product gross margin decreased $46.0 million, or 21%, to $176.9 million for the nine months ended September 30, 2026. MCM Product gross margin percentage decreased 8 percentage points to 54% for the nine months ended September 30, 2026. The decrease in gross margin percentage was primarily due to an unfavorable sales mix and decreased sales volumes, which decreased the absorption of fixed manufacturing costs as well as discrete product costs related to CYFENDUS®. MCM Product segment adjusted gross margin in the current year period excludes the impacts of intangible asset amortization of $22.6 million, inventory step-up provision of $2.4 million, the portion of stock-based compensation expense recorded as cost of sales of $1.9 million and severance and restructuring costs of $1.3 million.

2026 FINANCIAL FORECAST
The Company provides the following updated financial forecast for full year 2026, reflecting management's expectations based on the most current information available.

METRIC ($ in millions)	Updated Range (as of 11/02/2026)	Action	Previous Range (as of 08/05/2026)
Total revenues	$600 - $645	REVISED	$645 - $675
Net loss	$(255) - $(225)	REVISED	$(245) - $(225)
Adjusted net income (loss) (2)	($10) - $20	REVISED	$10 - $30
Adjusted EBITDA (2)	$110 - $140	REVISED	$130 - $150
Adjusted gross margin % (2)	45% - 47%	REVISED	42% - 44%

Key Assumptions ($ and shares in millions)	Updated Range (as of 11/02/2026)
Interest expense	~$38
R&D	~6% of Revenue
SG&A	~28-30% of Revenue
Weighted average fully diluted share count	~52
Stock-based compensation expense	~$19
Capex	~$16
Depreciation & amortization	~$81
FOOTNOTES
(1) All financial information included in this release is unaudited.
(2) See “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Financial Measures” tables for the definitions and reconciliations of Company-wide non-GAAP financial measures to the most closely related GAAP financial measures. Reconciliations of segment non-GAAP financial measures are included within the reportable segment tables. In the first quarter of 2026 we revised our calculations of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. The updated ranges for our 2026 forecast reflect this adjustment.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with GAAP.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 p.m. Eastern Time today, November 2, 2026, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advanced registration is required.
Visit https://events.q4inc.com/analyst/688313100?pwd=A7MKQraj to register and receive an email with the dial-in number, passcode and registrant ID.

By webcast
Visit https://events.q4inc.com/attendee/688313100
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.
NON-GAAP FINANCIAL MEASURES
In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:
•Adjusted Net Income (Loss)
•Adjusted Net Income (Loss) per Diluted Share
•Adjusted EBITDA
•Adjusted EBITDA Margin
•Adjusted Gross Margin
•Adjusted Gross Margin %
•Segment Adjusted Gross Margin
•Segment Adjusted Gross Margin %
We define Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share, which are non-GAAP financial measures, as net income (loss) and net income (loss) per diluted share, respectively, excluding the impact of inventory step-up provision, settlement charges, net, severance and restructuring costs (benefits), stock-based compensation expense, acquisition and divestiture costs, non-cash amortization charges, impairments, loss on assets held-for-sale, contingent consideration milestones, changes in fair value of financial instruments, loss (gain) on debt extinguishment, other, net, and tax effects. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. We use Adjusted Net Income (Loss) for the purpose of calculating Adjusted Net Income (Loss) per Diluted Share. Management uses Adjusted Net Income (Loss) per Diluted Share to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) before depreciation and amortization, income taxes, total interest expense, net, inventory step-up provision, severance and restructuring costs (benefits), stock-based compensation expense, acquisition and divestiture costs, impairments, loss on assets held-for-sale, contingent consideration milestones, changes in fair value of financial instruments, settlement charges, net, loss (gain) on debt extinguishment, and other, net. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA divided by Total Revenues. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry, although it may be defined differently by different companies. Therefore, we also believe that this non-GAAP financial measure, considered along with corresponding GAAP financial measures, provides management and investors with additional information for comparison of our operating results with the operating results of other companies.
We define Adjusted Gross Margin, which is a non-GAAP financial measure, as Gross Margin, excluding the impact of intangible asset amortization, stock-based compensation expense, severance and restructuring costs (benefits) and inventory step-up provision. We define Adjusted Gross Margin %, which is a non-GAAP financial measure, as Adjusted Gross Margin as a percentage of Products and services sales, net. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance.
We define Segment Adjusted Gross Margin, which is a non-GAAP financial measure, as a segment's Gross Margin excluding the respective impact of intangible asset amortization, severance and restructuring costs (benefits), inventory step-up provision and stock-based compensation expense. We define Segment Adjusted Gross Margin %, which is a non-GAAP financial measure, as Segment Adjusted Gross Margin as a percentage of a segment's revenues. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to segment operating performance.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or any of our businesses, our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives, acquisitions and divestitures, including our future results, projected costs, prospects, plans and objectives of management are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs, assumptions and expectations regarding future events based on information that is currently available. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement contained herein. Any such forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasures (“MCM”) products, including CYFENDUS® (Anthrax Vaccine Adsorbed (AVA) Adjuvanted) (previously known as AV7909), ACAM2000® (Smallpox and Mpox (Vaccinia) Vaccine, Live), CNJ-016® (Vaccinia Immune Globulin Intravenous (Human) (VIGIV)), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), BioThrax® (Anthrax Vaccine Adsorbed) Ebanga® (ansuvimab-zykl), and/or TEMBEXA® (brincidofovir) among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring; the commercial availability and impact of generic and branded competition on future sales of NARCAN® (naloxone HCL) Nasal Spray, over-the-counter NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; the impact of business developments with our customers, including the USG, on our financial statements under applicable legal and accounting rules; our ability and that of our contractors and suppliers to maintain compliance with current good manufacturing practices, quality and other regulatory and contractual obligations; our ability to collect reimbursement for raw materials and payment of service fees from our Bioservices customers; the results of pending government investigations and their potential impact on our business; our ability to satisfy the conditions of our litigation settlement agreements, and the potential impact of such agreements, including the funds to resolve related litigation, on our business; our ability to comply with the operating and financial covenants required by (i) our term loan facility under the Credit Agreement, dated April 16, 2026, by and among the Company, the lenders from time to time party thereto, and OrbiMed Royalty & Credit Opportunities V, LP, as administrative agent, (ii) our revolving credit facility under a credit agreement, dated September 30, 2024 and amended on April 16, 2026, among the Company, certain subsidiary borrowers, the lenders from time to time party thereto and Wells Fargo, National Association, as Agent, and (iii) our 3.875% Senior Unsecured Notes due 2028; our ability to maintain adequate internal control over financial reporting and to prepare accurate financial statements in a timely manner; our ability to maintain sufficient cash flow from our operations to pay our substantial debt, both now and in the future; our ability to invest in our business operations as a result of our current indebtedness; our ability to execute on, and realize any benefit from, our organizational restructuring activities; the impact of our share and debt repurchase programs; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to FDA marketing authorization, and corresponding procurement by government entities outside the United States; the success of our commercialization, marketing and manufacturing capabilities and strategy; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability to attract and retain qualified personnel; our ability to adequately secure and protect our intellectual property rights; the impact of tariffs and trade relationships between the USG and foreign governments on our business; the impact of cybersecurity incidents, including which may affect our business partners, collaborators or other third parties; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and need for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ materially from our expectations in any forward-looking statement. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.
Trademarks
Emergent®, BioThrax®, BaciThrax®, BAT®, ANTHRASIL®, CNJ-016®, ACAM2000®, NARCAN®, CYFENDUS®, TEMBEXA® and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. .All other brands, products, services and feature names or trademarks are the property of their respective owners, including KLOXXADO®, which is a registered trademark of Hikma Pharmaceuticals USA Inc; Ebanga®, which is a registered trademark of Ridgeback Biotherapeutics L.P.; and IMOJEV®, which is a registered trademark of Substipharm Biologics.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Assal Hellmer Vice President, Communications mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$175.7	$205.4
Restricted cash	1.2	3.7
Accounts receivable, net	77.5	84.2
Inventories, net	280.9	343.4
Prepaid expenses and other current assets	22.9	25.8
Total current assets	558.2	662.5

Property, plant and equipment, net	174.8	205.4
Intangible assets, net	252.5	436.5
Other assets	9.7	14.2
Total assets	$995.2	$1,318.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52.0	$55.6
Accrued expenses	7.5	12.2
Accrued compensation	34.1	41.8
Deferred revenue	14.3	5.0
Current tax liability	4.3	6.8
Other current liabilities	9.8	10.8
Total current liabilities	122.0	132.2

Debt	507.7	572.1
Deferred tax liability	22.2	37.8
Other liabilities	30.1	53.9
Total liabilities	$682.0	$796.0

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 200.0 shares authorized, 62.0 and 60.9 shares issued; 51.3 and 52.1 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 10.7 and 8.7 common shares, respectively	(270.7)	(252.6)
Additional paid-in capital	956.6	942.4
Accumulated other comprehensive loss, net	(6.9)	(7.5)
Accumulated deficit	(365.9)	(159.8)
Total stockholders’ equity	$313.2	$522.6
Total liabilities and stockholders’ equity	$995.2	$1,318.6

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Product and services sales, net	$106.4	$222.0	$482.9	$561.4
Contracts and grants	3.6	9.1	17.5	32.8
Total revenues	110.0	231.1	500.4	594.2

Operating expenses:
Cost of product and services sales, net (1)	80.8	85.9	249.9	241.3
Research and development	9.4	13.5	29.1	41.1
Selling, general and administrative	46.5	38.9	137.7	135.0
Amortization of intangible assets	10.6	16.3	44.3	48.8
Impairment of long-lived assets	—	—	191.3	—
Total operating expenses	147.3	154.6	652.3	466.2

Income (loss) from operations	(37.3)	76.5	(151.9)	128.0

Other income (expense):
Interest expense	(9.7)	(15.2)	(30.7)	(44.6)
Loss on assets held-for-sale	—	—	—	(12.2)
Gain (loss) on debt extinguishment	6.7	1.1	(13.8)	1.1
Other, net	3.9	(4.8)	7.1	61.2
Total other income (expense), net	0.9	(18.9)	(37.4)	5.5

Income (loss) before income taxes	(36.4)	57.6	(189.3)	133.5
Income tax provision (benefit)	(3.7)	6.4	16.8	26.3
Net income (loss)	$(32.7)	$51.2	$(206.1)	$107.2

Earnings (loss) per common share
Basic	$(0.64)	$0.96	$(3.99)	$1.99
Diluted	$(0.64)	$0.91	$(3.99)	$1.89

Weighted average shares outstanding
Basic	51.3	53.2	51.6	53.9
Diluted	51.3	56.5	51.6	56.7

(1) Exclusive of intangible asset amortization

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net income (loss)	$(206.1)	$107.2
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	13.0	10.9
Depreciation and amortization	64.5	72.3
Amortization of deferred financing costs	5.0	7.2
Deferred income taxes	(15.6)	(5.5)
Noncash loss on assets held-for-sale	—	12.2
Change in fair value of warrant liability	(12.5)	(1.8)
Impairment of long-lived assets	191.3	—
Loss on disposal of assets	14.3	(4.4)
Other	12.7	(0.8)
Changes in operating assets and liabilities:
Accounts receivable	4.9	(26.4)
Inventories	62.6	(44.5)
Prepaid expenses and other assets	(0.4)	27.1
Accounts payable	(3.0)	(19.8)
Accrued expenses and other liabilities	(10.9)	(27.0)
Long-term incentive plan accrual	0.4	2.3
Accrued compensation	(8.1)	(21.8)
Income taxes receivable and payable, net	4.4	4.6
Contract liabilities	5.9	1.1
Net cash provided by operating activities	122.4	92.9
Investing Activities
Purchases of property, plant and equipment	(7.8)	(9.9)
Proceeds from sale of property, plant and equipment	5.6	38.2
Milestone payment from prior asset transaction	(50.4)	—
Milestone proceeds from prior asset transaction	2.5	50.0
Purchase of convertible note receivable	—	(5.0)
Net cash provided by (used in) investing activities	(50.1)	73.3
Financing Activities
Repurchase of debt	(68.1)	(6.9)
Purchases of treasury stock	(18.1)	(15.8)
Proceeds from stock-based compensation activity	1.5	1.0
Taxes paid for stock-based compensation activity	(3.4)	(1.0)
Repayment of prior term loan facility	(150.0)	—
Repayment of term loan facility	(0.4)	—
Proceeds from the issuance of debt, net of lender fees	145.5	—
Debt issuance and extinguishment costs	(11.5)	—
Net cash used in financing activities:	(104.5)	(22.7)

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows (Continued)
(unaudited, in millions)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	0.1
Net change in cash, cash equivalents and restricted cash	(32.2)	143.6
Cash, cash equivalents and restricted cash, beginning of period	209.1	105.6
Cash, cash equivalents and restricted cash, end of period	$176.9	$249.2
Supplemental cash flow disclosures:
Cash paid for interest	$29.6	$41.7
Cash paid for income taxes, net of refunds	$21.9	$27.5
Non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$3.4	$1.8
Gain (loss) on debt extinguishment	$(13.8)	$1.1
Excise tax liability accrued for treasury stock purchases	$0.2	$0.2
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$175.7	$245.5
Restricted cash	1.2	3.7
Total	$176.9	$249.2

Emergent BioSolutions Inc.
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) and Net Income (Loss) per Diluted Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share(1)

($ in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025	Source
Net income (loss)	$(32.7)	$51.2	$(206.1)	$107.2
Adjustments:
Inventory step-up provision	$2.1	$—	$2.4	$1.8	Cost of product and services sales, net
Settlement charges, net	—	(10.5)	—	(10.5)	Cost of product and services sales, net
Severance and restructuring costs (benefits)	9.3	—	10.0	(0.8)	Cost of product and services sales, net, SG&A and R&D
Stock-based compensation expense	4.2	4.8	13.0	10.9	Cost of product and services sales, net, SG&A and R&D
Acquisition and divestiture costs	—	—	—	0.2	SG&A
Non-cash amortization charges	12.2	18.8	49.4	56.0	Amortization of intangible assets ("IA"), Other Income (Expense)
Impairments	—	—	191.3	—	Impairment of long-lived assets
Loss on assets held-for-sale	—	—	—	12.2	Other Income (Expense)
Contingent consideration milestones	—	—	(5.0)	(50.0)	Other Income (Expense)
Changes in fair value of financial instruments	(3.6)	4.8	(12.5)	(1.8)	Other Income (Expense)
Loss (gain) on debt extinguishment	(6.7)	(1.1)	13.8	(1.1)	Other Income (Expense)
Other, net	0.7	—	11.1	(2.9)	Other Income (Expense)
Tax effect	(4.2)	(2.8)	(43.3)	(0.7)
Total adjustments:	$14.0	$14.0	$230.2	$13.3
Adjusted net income (loss)	$(18.7)	$65.2	$24.1	$120.5
Net income (loss) per diluted share	$(0.64)	$0.91	$(3.99)	$1.89
Adjustments:
Inventory step-up provision	$0.04	$—	$0.05	$0.03	Cost of product and services sales, net
Settlement charges, net	—	(0.19)	—	(0.19)	Cost of product and services sales, net
Severance and restructuring costs (benefits)	0.18	—	0.19	(0.01)	Cost of product and services sales, net, SG&A and R&D
Stock-based compensation expense	0.08	0.08	0.25	0.19	Cost of product and services sales, net, SG&A and R&D
Acquisition and divestiture costs	—	—	—	—	SG&A
Non-cash amortization charges	0.24	0.33	0.96	0.99	Amortization of IA, Other Income (Expense)
Impairments	—	—	3.71	—	Impairment of long-lived assets
Loss on assets held-for-sale	—	—	—	0.22	Other Income (Expense)
Contingent consideration milestones	—	—	(0.10)	(0.88)	Other Income (Expense)
Changes in fair value of financial instruments	(0.07)	0.08	(0.24)	(0.03)	Other Income (Expense)
Loss (gain) on debt extinguishment	(0.13)	(0.02)	0.27	(0.02)	Other Income (Expense)
Other, net	0.01	—	0.22	(0.05)	Other Income (Expense)
Tax effect	(0.07)	(0.04)	(0.85)	(0.01)
Total adjustments:	$0.28	$0.24	$4.46	$0.24
Adjusted net income (loss) per diluted share	$(0.36)	$1.15	$0.47	$2.13
Diluted shares used in computing Adjusted net income (loss) per diluted share	51.3	56.5	51.6	56.7

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions Inc.
Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin(1)

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(32.7)	$51.2	$(206.1)	$107.2
Adjustments:
Depreciation & amortization	$17.0	$23.4	$64.6	$72.3
Income taxes	(3.7)	6.4	16.8	26.3
Total interest expense, net	8.8	13.6	28.1	41.0
Inventory step-up provision	2.1	—	2.4	1.8
Settlement charges, net	—	(10.5)	—	(10.5)
Severance and restructuring costs (benefits)	9.3	—	10.0	(0.8)
Stock-based compensation expense	4.2	4.8	13.0	10.9
Acquisition and divestiture costs	—	—	—	0.2
Impairments	—	—	191.3	—
Loss on assets held-for-sale	—	—	—	12.2
Contingent consideration milestones	—	—	(5.0)	(50.0)
Changes in fair value of financial instruments	(3.6)	4.8	(12.5)	(1.8)
Loss (gain) on debt extinguishment	(6.7)	(1.1)	13.8	(1.1)
Other, net	0.7	—	11.1	(2.9)
Total adjustments	$28.1	$41.4	$333.6	$97.6
Adjusted EBITDA	$(4.6)	$92.6	$127.5	$204.8

Total revenues	$110.0	$231.1	$500.4	$594.2

Net income (loss) margin	(30)%	22%	(41)%	18%
Adjusted EBITDA margin	(4)%	40%	25%	34%

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions Inc.
Reconciliations of Total Revenues to Product and Services Sales, Net and of Gross Margin and Gross Margin %
to Adjusted Gross Margin and Adjusted Gross Margin %(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Total revenues	$110.0	$231.1	$500.4	$594.2
Contracts and grants	3.6	9.1	17.5	32.8
Product and services sales, net	$106.4	$222.0	$482.9	$561.4

Cost of product and services sales, net	80.8	85.9	249.9	241.3
Intangible asset amortization	10.6	16.3	44.3	48.8
Gross margin	$15.0	$119.8	$188.7	$271.3
Gross margin %	14%	54%	39%	48%
Add back:
Intangible asset amortization	$10.6	$16.3	$44.3	$48.8
Stock-based compensation expense	0.7	0.3	2.1	0.9
Severance and restructuring costs (benefits)	1.3	0.2	1.4	(0.8)
Inventory step-up provision	2.1	—	2.4	1.8
Adjusted gross margin	$29.7	$136.6	$238.9	$322.0
Adjusted gross margin %	28%	62%	49%	57%

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions Inc.
Reconciliation of Net Loss Forecast to Adjusted Net Income (Loss) Forecast

($ in millions)	2026 Full Year Forecast	Source
Net loss	$(255) - $(225)
Adjustments:
Inventory step-up provision	$5	Cost of products and services, net
Severance and restructuring costs	11	Cost of products and services, net, SG&A and R&D
Stock-based compensation expense	19	COGS, R&D and SGA
Non-cash amortization charges	62	Amortization of IA and Other Income (Expense)
Impairments	191	Impairment of long-lived assets
Loss on assets held-for-sale	11	Other Income (Expense)
Contingent consideration milestones	(5)	Other Income (Expense)
Changes in fair value of financial instruments	(13)	Other Income (Expense)
Loss on debt extinguishment	14	Other Income (Expense)
Tax effect	(50)
Total adjustments:	$245
Adjusted net income (loss)	($10) - $20
Reconciliation of Net Loss Forecast to Adjusted EBITDA Forecast

($ in millions)	2026 Full Year Forecast
Net loss	$(255) - $(225)
Adjustments:
Depreciation & amortization	$81
Income taxes	13
Total interest expense, net	38
Inventory step-up provision	5
Severance and restructuring costs	11
Stock-based compensation expense	19
Impairments	191
Loss on assets held-for-sale	11
Contingent consideration milestones	(5)
Changes in fair value of financial instruments	(13)
Loss on debt extinguishment	14
Total adjustments	$365
Adjusted EBITDA	$110 - $140

Emergent BioSolutions Inc.
Reconciliations of Forecasted Total Revenues to Forecasted Product and Services Sales, Net and of Forecasted Gross Margin and Gross Margin % to Forecasted Adjusted Gross Margin and Adjusted Gross Margin %

($ in millions)	2026 Full Year Forecast
Total revenues	$600 - $645
Contracts & Grants	$(22) - $(25)
Product and services sales, net	$578 - $620

Cost of product and services sales, net	$328 - $339
Intangible asset amortization	55
Gross margin	$195 - $226
Gross margin %	34% - 36%

Add back:
Intangible asset amortization	$55
Inventory step-up provision	5
Severance and restructuring costs	2
Stock-based compensation expense	3
Adjusted gross margin	$260 - $291
Adjusted gross margin %	45% - 47%